Exhibit 99.1

PRESS RELEASE
Source: Steel Excel Inc.

Steel Excel Inc. Reports 2015 Second Quarter Financial Results

WHITE PLAINS, N.Y., August 6, 2015 – Steel Excel Inc. (Nasdaq Capital Market: SXCL) (“Steel Excel” or the “Company”), which operates Energy and Sports segments, today announced operating results for the three and six months ended June 30, 2015. The results are summarized in the following paragraphs. For a full discussion of the results, please see the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2015, which can be found at www.steelexcel.com.

Steel Excel reported net revenues of $35.6 million for the second quarter of 2015, as compared to $51.9 million for the same period of 2014. The Company incurred a loss before income taxes and equity method income of $22.2 million in the second quarter of 2015, as compared to income of $5.2 million in the 2014 period. The net loss attributable to Steel Excel for the second quarter of 2015 was $10.5 million, or $0.91 per diluted common share, as compared to net income of $7.7 million, or $0.64 per diluted common share, for the same period in 2014.

For the six months ended June 30, 2015, Steel Excel reported net revenues of $74.5 million, as compared to $97.1 million for the same period of 2014. The Company incurred a loss before income taxes and equity method income of $28.1 million in the first six months of 2015, as compared to income of $8.8 million in the 2014 period. The net loss attributable to Steel Excel for the first six months of 2015 was $17.8 million, or $1.54 per diluted common share, as compared to net income of $10.0 million, or $0.83 per diluted common share, for the same period in 2014. At June 30, 2015, the Company had cash and marketable securities totaling $188.0 million.

For the second quarter of 2015, net revenues in the Energy segment were $29.5 million compared to $47.2 million in the 2014 quarter; net revenues in the Sports segment were $6.1 million in the 2015 quarter, compared to $4.8 million in the comparable 2014 period. For the six months ended June 30, 2015, net revenues in the Energy segment were $66.6 million compared to $91.1 million in the 2014 period; net revenues in the Sports segment were $7.9 million in the first six months of 2015, compared to $6.0 million in the comparable 2014 period.

The net loss in the 2015 periods includes an impairment charge of $22.7 million related to marketable securities. The net loss for the second quarter and six months ended June 30, 2015, also includes a benefit from income taxes of $6.3 million and $6.7 million, respectively, which consists primarily of benefits on unrealized gains on marketable securities included in comprehensive income.

The Company generated Adjusted EBITDA of $5.1 million in the second quarter of 2015, as compared to Adjusted EBITDA of $11.1 million in the 2014 quarter, a decrease of $6.0 million or 53.8%. For the six months ended June 30, 2015, the Company generated Adjusted EBITDA of $8.2 million, as compared to Adjusted EBITDA of $17.8 million in the 2014 period, a decrease of $9.7 million or 54.3%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

Financial Summary

Statements of Operations Data:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands, except per-share data)
Net revenues	$35,610	$51,924	$74,495	$97,083
Gross profit	$8,235	$15,003	$14,932	$25,061
Operating income (loss)	$(1,843)	$4,023	$(5,347)	$3,969

Income (loss) before income taxes and equity method income	$(22,196)	$5,165	$(28,071)	$8,760
Benefit from (provision for) income taxes	6,288	(382)	6,660	(577)
Income from equity method investees	5,445	2,874	3,335	1,441
Net income (loss)	(10,463)	7,657	(18,076)	9,624
Net loss (income) attributable to non-controlling interests in consolidated entities	(73)	11	290	337
Net income (loss) attributable to Steel Excel Inc.	$(10,536)	$7,668	$(17,786)	$9,961

Net income (loss) attributable to Steel Excel Inc. per share of common stock - basic	$(0.91)	$0.64	$(1.54)	$0.83
Net income (loss) attributable to Steel Excel Inc. per share of common stock - diluted	$(0.91)	$0.64	$(1.54)	$0.83

Balance Sheet Data:

	June 30, 2015	December 31, 2014
	(in thousands)
Cash and marketable securities	$188,003	$190,367
Restricted cash	21,385	21,311
Property and equipment	101,908	107,187
Goodwill and intangible assets	62,409	66,646
Other investments	72,720	58,585
Other assets	31,808	35,258
Total assets	$478,233	$479,354

Total liabilities	$122,377	$121,836
Total stockholders' equity	355,856	357,518
Total liabilities and stockholders' equity	$478,233	$479,354

Segment Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Net revenues:
Energy	$29,467	$47,153	$66,599	$91,066
Sports	6,143	4,771	7,896	6,017
Total net revenues	$35,610	$51,924	$74,495	$97,083

Operating income (loss) before goodwill and other asset impairments:
Energy	$1,831	$7,905	$4,190	$13,372
Sports	180	(10)	(2,359)	(2,042)
Total segment operating income	2,011	7,895	1,831	11,330
Corporate and other business activities	(3,854)	(3,872)	(7,178)	(7,361)
Interest expense	(614)	(822)	(1,256)	(1,690)
Impairment of marketable securities	(22,740)	—	(22,740)	—
Other income (expense), net	3,001	1,964	1,272	6,481
Income (loss) before income taxes and equity method income	$(22,196)	$5,165	$(28,071)	$8,760

Supplemental Non-GAAP Disclosures

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Net income (loss) attributable to Steel Excel	$(10,536)	$7,668	$(17,786)	$9,961
Net income (loss) attributable to non-controlling interests in consolidated entities	73	(11)	(290)	(337)

Net income (loss)	(10,463)	7,657	(18,076)	9,624
Interest expense	614	822	1,256	1,690
Provision for (benefit from) income taxes	(6,288)	382	(6,660)	577
Income from equity method investees	(5,445)	(2,874)	(3,335)	(1,441)
Depreciation and amortization	5,910	6,014	11,904	12,177
Impairment of marketable securities	22,740	—	22,740	—
Non-cash stock-based compensation	1,058	1,066	1,597	1,683
Other expense (income), net	(3,001)	(1,964)	(1,272)	(6,481)

Adjusted EBITDA	$5,125	$11,103	$8,154	$17,829

Adjusted EBITDA by Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Energy	$7,311	$13,517	$15,235	$24,778
Sports	609	$392	(1,500)	$(1,270)
Corporate and other business activities	(2,795)	(2,806)	(5,581)	(5,679)
Total	$5,125	$11,103	$8,154	$17,829

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA". The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about Steel Excel, its business, and its financial condition. The Company defines Adjusted EBITDA as net income from continuing operations before the effects of realized and unrealized gains or losses, interest income or expense, income taxes, and depreciation and amortization, and excludes certain non-recurring and non-cash items including stock-based compensation. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized and unrealized losses, interest income or expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses;

•	Adjusted EBITDA does not reflect the Company's interest income or expense;

•	Adjusted EBITDA does not reflect the Company's income tax provision or benefit or the cash requirements to pay its income taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include stock-based compensation;

•	Adjusted EBITDA does not include goodwill and other asset impairments;

•	Adjusted EBITDA does not include the income or losses of equity-method investees;

•	Adjusted EBITDA does not include the attribution of income or loss to non-controlling interests;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing the Company.

Adjusted EBITDA is derived from net income attributable to Steel Excel, and that calculation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

 About Steel Excel

Steel Excel, through its two business segments, Energy and Sports, is committed to acquiring, strengthening and growing profitable businesses. The Energy segment provides drilling and production services to the oil and gas industry. The Sports segment provides event-based sports services and other health-related services.

The Company is based in White Plains, N.Y. (Nasdaq Capital Market: SXCL). Website: www.steelexcel.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects, and opportunities. The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in the price of oil and other factors resulting in volatility for the demand for our services, especially in our Energy segment; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change, and general economic conditions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2014, and Form 10-Q for the quarterly period ended June 30, 2015, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	James F. McCabe, Jr.
Chief Financial Officer
(212) 520-2300
jmccabe@steelpartners.com